SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the Registrant|X|
    Filed by a Party other than the Registrant


    Check the appropriate box:
    [ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14A-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            OAKWOOD HOMES CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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


                            OAKWOOD HOMES CORPORATION
                   P. O. BOX 27081, GREENSBORO, NORTH CAROLINA
                                   27425-7081

               NOTICE OF SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 11, 1998

         NOTICE is hereby given that the substitute Annual Meeting of Shareholders of Oakwood Homes Corporation (the Company) will be held in the Auditorium of the Joseph S. Koury Convention Center at the Four Seasons Holiday Inn, 3121 High Point Road, Greensboro, North Carolina on Wednesday, February 11, 1998 at 2:00 P.M., Local Time, for the purpose of considering and acting upon the following:

         1. Election of three members to the Board of Directors for a term of three years and until their successors are elected and qualified and election of one member to the Board of Directors for a term of two years and until his successor is elected and qualified.

         2.       Approval of the 1997 Director Stock Option Plan.

         3. Ratification of the selection of Price Waterhouse LLP as independent public accountants for the fiscal year ending September 30, 1998.

         4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 12, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Common Stock of the Company of record at such date will be entitled to notice thereof and to vote thereat.

         You are urged to attend the annual meeting in person but, if you are unable to do so, the Board of Directors will appreciate the prompt return of the enclosed proxy, dated and signed. The proxy may be revoked at any time before it is exercised and will not be exercised if you attend the meeting and vote in person.

         By order of the Board of Directors.

                                    NICHOLAS J. ST. GEORGE
                                    President


Greensboro, North Carolina
January 5, 1998

                            OAKWOOD HOMES CORPORATION
             P. O. BOX 27081, GREENSBORO, NORTH CAROLINA 27425-7081

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

GENERAL


         This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Oakwood Homes Corporation (the "Company") commencing on or about January 5, 1998 in connection with the solicitation by the Board of Directors of proxies to be used at the Substitute Annual Meeting of Shareholders to be held at the Auditorium of the Joseph S. Koury Convention Center at the Four Seasons Holiday Inn, 3121 High Point Road, Greensboro, North Carolina on Wednesday, February 11, 1998 at 2:00 P.M., Local Time, and at any adjournment thereof.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or if the person executing the proxy attends the meeting and elects to vote in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is made, the proxy will be voted FOR the action proposed.

         The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Substitute Annual Meeting of Shareholders and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy or their substitutes to vote the proxy in accordance with their best judgment on such matters.

         Each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share held by him of record at the close of business on December 12, 1997, which is the record date for determining the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of outstanding shares of the $.50 par value Common Stock of the Company (the Common Stock) at the close of business on December 12, 1997 was 46,415,258 shares.

PRINCIPAL HOLDERS OF THE COMMON STOCK AND HOLDINGS OF MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the only persons known by the Company to own beneficially more than 5% of the Common Stock:

                              Number of Shares
                               and Nature of        Percentage of
                                 Beneficial             Shares
Name and Address                 Ownership           Outstanding

FMR Corp.                        3,862,200(1)             8.32%
82 Devonshire Street
Boston, MA  02109
MacKay-Shields Financial         2,343,300(2)             5.04%
  Corporation
9 West 57th Street
New York, NY  10019
-------------------------

(1)      The information concerning beneficial ownership is derived from a
         Schedule 13G dated August 8, 1997, filed by FMR Corp. jointly on behalf of FMR Corp., Edward C. Johnson, Fidelity Management & Research Company ("Fidelity") and the Fidelity Magellan Fund ("Magellan"). At July 31, 1997, Magellan owned 3,719,200 of such shares. FMR Corp. has sole voting power over 74,000 shares and sole dispositive power over all of the shares. FMR Corp. does not have shared voting or dispositive power over any of the shares. Fidelity carries out the voting of the shares owned directly by various Fidelity funds under written guidelines established by the funds' boards of trustees.

(2)      The information concerning beneficial ownership is derived from a
         Schedule 13G dated February 7, 1997. MacKay-Shields Financial Corporation is a registered investment adviser, and has shared voting and dispositive power with respect to such shares.

         The following table sets forth as of December 12, 1997 certain information with respect to the beneficial ownership of the Common Stock by Mr.
J. Michael Stidham, Executive Vice President--Sales of Oakwood Mobile Homes, Inc., a wholly-owned subsidiary of the Company, and William G. Edwards, Executive Vice President--Housing Operations, and by all directors and officers as a group. Information as to the beneficial ownership of each director individually (including executive officers who are also directors) is included in the information on each director or nominee under the heading "Election of Directors."

                                        Number of Shares      Percentage of
Name of Beneficial Owner               Beneficially Owned  Shares Outstanding1
------------------------               ------------------  -------------------
William G. Edwards                           523,962(2)           1.13%
A. Steven Michael(3)                         124,012(4)             (5)
J. Michael Stidham                            75,137(6)             (5)
All directors and executive officers       2,350,667(7)           5.06%
as a group (19 persons)
-------------------------

(1) Based on the number of shares outstanding plus options which are presently exercisable or exercisable within 60 days.

(2) Includes 11,120 shares subject to an option which is presently exercisable or exercisable within 60 days.

(3) Mr. Michael resigned as a director and executive officer on September 30, 1997.

(4) Includes 7,546 shares subject to an option that is presently exercisable or exercisable within 60 days.

(5)      Less than 1%.

(6) Includes 61,750 shares subject to options which are presently exercisable or exercisable within 60 days and 1,752 shares of restricted stock.

(7) Includes 837,221 shares subject to options which are presently exercisable or exercisable within 60 days and 238,368 shares of restricted stock.

ELECTION OF DIRECTORS

         The Board of Directors has 10 members and one vacancy. Four of the directors' terms expire in 1998. The Board proposes to fill these positions at the meeting with three nominees to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Shareholders in 2001 and until their successors are duly elected and qualified and one nominee to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Shareholders in 2000 and until his successor is duly elected and qualified. There will be one vacancy on the Board of Directors. The Board of Directors intends to leave this vacancy open until the Board of Directors has identified an appropriate individual who is willing to serve as a director. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a majority of the votes entitled to be cast is present. Provided a majority is present, abstentions and shares not voted are not taken into account in determining a plurality. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors for the four nominees listed hereafter for terms expiring in 2001 and 2000, as the case may be, unless authority to vote for the nominees or an individual nominee is withheld by a shareholder. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the proxies will be voted for the four nominees including such substitutes as shall be designated by the Board of Directors.

         The nominees for election as directors to serve until 2001 were elected to their present terms, which expire in 1998, at the Annual Meeting of Shareholders held February 1, 1995:

                                                                   Number of      Percentage
                                                                     Shares           of
Name and                                                         Beneficially       Shares
Director Since        Information About Director                     Owned1      Outstanding2
Clarence W. Walker    Partner, Kennedy Covington Lobdell &          104,436(3)          4
     1971             Hickman, L.L.P., Attorneys at Law,
                      Charlotte, NC since 1961.  He is 66
                      years old.
Dennis I. Meyer       Partner, Baker & McKenzie, Attorneys at       83,796(5)           4
     1983             Law, Washington, DC since 1965.
                      Director of United Financial Banking
                      Companies, Inc. (bank holding
                      company).  He is 62 years old.
C. Michael Kilbourne  Executive Vice President of the Company       154,074(6)          4
     1995             since 1994 and Chief Financial Officer
                      of the Company since 1988; Vice President of
                      the Company, 1988-1994; Treasurer of the
                      Company, 1988-1992. He is 47 years old.

         The nominee for election as a director to serve until 2000 was elected to his present term, which expires in 1998, by the Board of Directors at a special meeting of the Board on November 19, 1997 to fill a vacancy on the
Board:

                                                                 Number of      Percentage
                                                                  Shares            of
Name and                                                       Beneficially       Shares
Director Since              Information About Director             Owned(1)    Outstanding(2)
Lanty L. Smith       Chairman,  The Greenwood Group, Inc.,        10,000             4
    1997             since 1992 and President and Chairman,
                     Precision Fabrics Group, Inc. since 1988
                     (textile companies).  Director of First
                     Union Corporation.  He is 55 years old.

         The following members of the Board of Directors were elected to their present terms, which expire in 1999, at the Annual Meeting of Shareholders held January 31, 1996, with the exception of Mr. Schipke, who was elected to his present term at the Annual Meeting of Shareholders held January 29, 1997:

                                                                      Number of        Percentage
                                                                       Shares              of
Name and                                                            Beneficially         Shares
Director Since           Information About Director                   Owned(1)        Outstanding(2)

Nicholas J. St. George   Chairman of the Company since 1996;          670,072(7)            1.53%
     1972                President and Chief Executive Officer
                         of the Company since 1979.  Director
                         of American Bankers Insurance Group,
                         Inc. and of Legg Mason, Incorporated.
                         He is 58 years old.
Sabin C. Streeter        Private Investor and                          29,428(8)              (4)
     1993                Executive-in-Residence at Columbia
                         University Graduate School of Business since
                         1997; Managing Director, Donaldson Lufkin &
                         Jenrette Securities Corporation (investment
                         banking firm), 1976-1997. Director of Middleby
                         Corporation, Parker-Hunter Incorporated and
                         FOTOBALL, Inc. He is 56 years old.
Roger W. Schipke         Private Investor.  Chairman of the             9,428(9)              (4)
    1996                 Board and Chief Executive Officer,
                         Sunbeam Corporation (manufacturer of
                         consumer products), 1993-1996;
                         Chairman of the Board and Chief
                         Executive Officer, The Ryland Group,
                         Inc. (mortgage-banking and home
                         building), 1990-1993.  Director of
                         Brunswick Corporation, Rouse
                         Corporation and Legg Mason,
                         Incorporated.  He is 60 years old.

         The following members of the Board of Directors were elected to their present terms, which expire in 2000, at the Annual Meeting of Shareholders held January 29, 1997:

                                                                       Number of
                                                                        Shares         Percentage
Name and                                                             Beneficially       of Shares
Director Since             Information About Director                  Owned(1)        Outstanding(2)
Kermit G. Phillips, II     Chairman of the Board, Phillips             233,016(10)          (4)
     1979                  Management Group, Inc., Greensboro,
                           NC (real estate development and
                           management company) since 1974.  He
                           is 63 years old.
H. Michael Weaver          Private investor.  Owner of Weaver          127,552(11)          (4)
     1991                  Investment Company (real estate
                           investment) since 1968.  He is 60
                           years old.
Francis T. Vincent,        Private Investor.  Commissioner of           23,428(12)          (4)
  Jr.                      Major League Baseball, 1989-1992.
     1993                  Director of Time-Warner Inc., General
                           Cigar Corporation and Westfield
                           Corporation.  He is 59 years old.

---------------------
(1)      Common Stock ownership information is as of December 12, 1997.

(2) Based on the number of shares outstanding plus shares subject to options held by the director or nominee which are presently exercisable or exercisable within 60 days.

(3) Includes 64,548 shares subject to options which are presently exercisable or exercisable within 60 days and 2,292 shares held by Mr. Walker's wife.

(4)      Less than 1%.

(5) Includes 64,548 shares subject to options which are presently exercisable or exercisable within 60 days and 5,188 shares held by Mr. Meyer's wife.

(6) Includes 118,042 shares subject to options which are presently exercisable or exercisable within 60 days and 2,969 shares of restricted stock.

(7) Includes 99,720 shares subject to options which are presently exercisable or exercisable within 60 days and 222,126 shares of restricted stock.

(8) Includes 21,428 shares subject to options which are presently exercisable or exercisable within 60 days and 1,000 shares held by Mr. Streeter's wife.

(9) Includes 6,428 shares subject to an option which is presently exercisable or exercisable within 60 days.

(10) Includes 64,548 shares subject to options which are presently exercisable or exercisable within 60 days.

(11) Includes 36,428 shares subject to options which are presently exercisable or exercisable within 60 days and 4,000 shares held by Mr. Weaver's wife.

(12) Includes 21,428 shares subject to options which are presently exercisable or exercisable within 60 days.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Audit Committee is composed of Kermit G. Phillips, II, Sabin C. Streeter, Clarence W. Walker and H. Michael Weaver. This Committee is responsible for recommending independent public accountants for the Company and reviewing the Company's financial statements, audit reports, internal financial controls and internal audit procedures. The Audit Committee met three times during the year ended September 30, 1997.

         The Compensation Committee is composed of Dennis I. Meyer, Francis T. Vincent, Jr. and Roger W. Schipke. This Committee reviews and makes recommendations and determinations with respect to the compensation of officers. The Compensation Committee met five times during the fiscal year ended September 30, 1997.

         The Board of Directors of the Company does not have a Nominating Committee.

         The Board of Directors met five times during the fiscal year ended September 30, 1997. Each director attended more than 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all Committees on which he served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the past, Weaver, Grubar & Black Company, a real estate broker of which H. Michael Weaver is Chairman of the Board and principal shareholder, has performed brokerage services for the Company in connection with the Company's purchase and sale of certain properties.

         The law firm of Kennedy Covington Lobdell & Hickman, L.L.P., of which Clarence W. Walker is a partner, has served as counsel to the Company since 1971. It is expected that such firm will continue to serve as counsel to the Company during the current fiscal year.

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE. The Compensation Committee (the "Committee") is a standing committee of the Board of Directors composed of outside directors qualified under Section 162(m) of the Internal Revenue Code. Mr. Vincent is the Chairman. Messrs. Meyer and Schipke are the other members.

         The Committee attempts to insure that the executive compensation programs of the Company are developed, implemented and administered in a way that supports the Company's objective of linking compensation to performance. The Committee reviews and sets the base salaries for senior executives and provides for annual and long-term incentive compensation of senior executives under compensation plans that have received shareholder approval.

         CORPORATE COMPENSATION PHILOSOPHY. The Committee believes that base compensation should be at the minimum level necessary to enable the Company to attract and retain the highly qualified executives it needs but that incentives should be provided so that the executives can achieve total compensation significantly in excess of those at comparable companies only if warranted by operating results. The major portion of each executive's annual compensation potential is provided through bonuses dependent on the accomplishment of annual performance goals. Long-term incentives are provided through long-term cash incentive awards and grants of stock options and restricted stock, which link the interests of the Company's executives and shareholders.

         DEDUCTIBILITY OF COMPENSATION. The Committee attempts to see that cash compensation paid to executive officers is deductible for federal income tax purposes. To that end the Committee and the Board of Directors presented for shareholder approval in fiscal 1996 the Executive Incentive Compensation Plan and the Key Employee Stock Plan. Many of the stock options granted by the Committee are incentive stock options, and the Company receives no tax deduction on the exercise of such options. The Committee believes that use of incentive stock options can be important because upon exercise the executive will not need to sell the underlying stock to pay taxes.

         EXECUTIVE COMPENSATION. The Company's executive compensation program is composed of three basic elements: (A) base salary; (B) annual incentive opportunities to earn significant additional cash and restricted stock; and (C) long-term opportunities in the form of stock options and incentive awards in the form of cash and restricted stock based upon the Company's performance over time.

                  Base Salary. Base salaries for fiscal 1997 increased an average of 11.8% over fiscal 1996 for the Named Executive Officers (as defined on page 11), excluding Mr. St. George. The Committee believes base salaries are significantly lower than those for like positions in comparable companies.

                  Annual Incentive Compensation. The Committee establishes an annual target bonus for each executive officer if a level of net earnings is met. The target bonus diminishes if net earnings are less, and increases if net earnings are greater. The executives eligible to participate and their respective target bonuses are determined by the Committee based upon the participant's level of responsibility and capacity to contribute to the achievement of annual profit goals. The Committee attempts to set a target bonus that will allow executives' annual cash compensation levels (base salary plus incentive compensation) to significantly exceed the median annual cash compensation levels at companies of comparable size if the Company achieves significant increases in net earnings. At least 10% and up to 50% of the bonus, at the election of the executive, is paid in restricted stock with a two or four year vesting period issued at a discount of 20% or 30% of the fair market value of the stock, with the discount increasing with the length of the vesting period. The average bonuses received for fiscal 1997 by the Named Executive Officers other than Mr. St. George were 31% lower than for fiscal 1996 because the Company's net income grew at a lower rate in fiscal 1997.

                  Long Term Incentive Awards. The Committee provides long term incentives in the form of stock options, restricted stock awards and performance-based cash awards. The only long term awards provided to the Named Executive Officers in fiscal 1997 under the Key Employee Stock Plan and Executive Incentive Compensation Plan, were a stock option granted to Mr. Stidham of 15,000 shares and a performance based cash and restricted stock award to Mr. Edwards which will be paid in fiscal 1999. Mr. Edwards' award is similar to awards granted to the other Named Executive Officers in fiscal 1996.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for Mr. St. George consists of the same three basic elements as for the Company's other executive officers.

                  Base Salary. Mr. St. George's base salary was set for fiscal 1997 at $450,000, which represents no change from fiscal 1996. The Committee believes Mr. St. George's base salary is substantially below the median base salary of chief executive officers of companies of comparable size.

                  Annual Incentive Compensation. Mr. St. George's fiscal 1997 target bonus was significantly higher than any of the other executive officers, reflecting Mr. St. George's level of responsibility. Mr. St. George's target bonus was $385,000. Mr. St. George's bonus paid under the Executive Incentive Compensation Plan was $963,655 for fiscal 1997, compared to $1,619,695 for fiscal 1996 because the Company's net income grew at a lower rate in fiscal 1997. In addition, Mr. St. George received additional payments aggregating $635,055, which represented the Company's income tax savings with respect to nonqualified stock options exercised by Mr. St. George. Although the Committee believes that this brings Mr. St. George's annual compensation to a level significantly higher than the average annual compensation of chief executive officers at comparable companies, the Committee believes that the performance of the Company warrants this level of compensation.

                  Long Term Incentive Awards. Mr. St. George did not receive any long term incentive awards in fiscal 1997 because Mr. St. George received certain long term incentive awards in fiscal 1996.

                                            Francis T. Vincent, Jr., Chairman
                                            Dennis I. Meyer
                                            Roger W. Schipke

SHAREHOLDER RETURN PERFORMANCE GRAPH

         Presented below is a line graph comparing the yearly percentage change in the Company's cumulative shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poors ("S&P") 500 Index and a peer group for the period commencing October 1, 1992 and ending September 30, 1997, covering the Company's last five fiscal years. The peer group consists of the following publicly traded companies, all of which are engaged in aspects of the manufactured housing industry: Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Schult Homes Corporation and Skyline Corporation.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP

    Total Cumulative Shareholder Return for Period Ending September 30, 1997

                 1992     1993     1994     1995     1996     1997
Oakwood Homes     100   174.01   168.71   237.46   366.11   383.66
Peer Group        100   144.25   153.64   176.79   250.62   256.72
S&P 500           100   112.94   117.14   151.86   182.63   256.41




This graph assumes that $100 was invested in the Company's Common Stock on October 1, 1992 in the S&P 500 Index and in the peer group, and assumes reinvestment of all dividends.

EXECUTIVE COMPENSATION

         The table below shows certain compensation information for the three fiscal years ended September 30, 1997 concerning the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------------
                                       ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                             -----------------------------------------------------------------------------------------------
                                                                               AWARDS                 PAYOUTS
                                                                                       SECURITIES
                                                                                       UNDERLYING                ALL OTHER
                                                        OTHER ANNUAL    RESTRICTED      OPTIONS/   LTIP PAYOUTS   COMPEN-
NAME AND             FISCAL    SALARY        BONUS      COMPENSATION  STOCK AWARD(S)      SARS         ($)        SATION
PRINCIPAL POSITION   YEAR       ($)           ($)          ($)(1)           ($)           (#)                     ($)(2)
----------------------------------------------------------------------------------------------------------------------------
Nicholas J. St.
George               1997    450,000        867,290 (3)   115,391(4)        96,366(5)       0            0         22,880
 President and Chief 1996    450,000      1,133,787 (3)    70,924(4)       553,150(5)(6) 160,000/0    $7,565,230    7,071
 Executive Officer   1995    450,000        712,250           --               0            0            0          5,716



A. Steven Michael(7) 1997    255,000       450,540 (3)       --             50,060(5)        0            0         13,287
 Executive Vice      1996    255,000       757,260 (3)       --             95,775(5)     90,000/0    $3,981,700     4,600
President            1995    255,000       370,000           --                0             0            0         11,686
 of the Company

C. Michael Kilbourne 1997    218,269       349,169(3)        --             38,797(5)        0            0          7,498
 Executive Vice      1996    200,000       586,877(3)        --             74,225(5)     56,000/0    $2,553,780     3,129
President            1995    200,000       286,750           --                0             0            0          4,730
 of the Company


William G. Edwards   1997    185,539       270,108(3)        --             30,012(5)        0            0          6,510
 Executive Vice      1996    165,442       347,612           --                0          53,000/0        0          3,526
President--          1995    143,000       619,638           --                0             0            0            721
 Housing Operations

J. Michael Stidham   1997    176,539         270,108(3)      --             30,012(5)     15,000/0        0          7,934
 Executive Vice      1996    140,000         346,356(3)      --             43,800(5)     40,000/0    $1,167,050     5,192
President--          1995    140,000         265,400         --                0             0            0          8,085
 Sales
----------------------------------------------------------------------------------------------------------------------------

(1) No Named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of annual salary and bonus other than Mr. St. George.

(2) The components of the amounts shown in this column consist of Company contributions under the Company's various retirement plans for Messrs. St. George, Michael, Kilbourne, Edwards and Stidham, respectively, of approximately $20,630, $8,609, $6,521, $6,035, and $5,846 for 1997,
       $6,733, $1,676, $3,088, $3,526 and $4,191 for 1996, and $4,050, $8,356,
       $4,440, $721 and $6,757 for 1995 and the interest accrued on deferred compensation accounts that are considered by the Securities and Exchange Commission to be at above-market rates in the amounts of $1,775, $4,203, $502, $0, and $1,613 for accounts of Messrs. St. George, Michael, Kilbourne, Edwards and Stidham, respectively, for 1997, $338, $2,924, $41, $0 and $1,001 for the accounts of Messrs. St. George, Michael, Kilbourne, Edwards and Stidham, respectively, for 1996, and $1,666, $3,330, $290, $0 and

       $1,328 for the accounts of Messrs. St. George, Michael, Kilbourne, Edwards and Stidham, respectively, for 1995.

(3) Does not include the value of the portion of the bonus paid in shares of restricted stock. See note 5 below.

(4) Includes $89,445 and $48,981 attributable to the cost of Company aircraft for Mr. St. George's personal use for 1997 and 1996.

(5) Amount represents the dollar value of shares of restricted stock issued to the Named Executive Officers as partial payment of their bonuses for the fiscal year ended September 30, 1996. At September 30, 1997, Mr. St. George held 222,126 shares of restricted stock with a value equal to $6,302,525, Mr. Michael held 3,831 shares of restricted stock with a value equal to $108,705, Mr. Kilbourne held 2,969 shares of restricted stock with a value equal to $84,245, Mr. Edwards held no shares of restricted stock and Mr. Stidham held 1,752 shares of restricted stock with a value equal to $49,713, based on a closing price of the Common Stock on the New York Stock Exchange of $28.375 on such date. The 10,848 shares of restricted stock to be issued to the Named Executive Officers as partial payment of their bonuses for fiscal 1997 were not issued as of September 30, 1997. Dividends will be paid on the shares of restricted stock. Shares issued in partial payment of bonuses for fiscal 1996 will vest on September 30, 1998; shares to be issued in partial payment of bonuses for fiscal 1997 will vest on either September 30, 1999 or September 30, 2001 at the election of the Named Executive Officer.

(6) Does not include the dollar value of 200,000 shares of restricted stock issued to Mr. St. George in November 1995 which will vest in the year 2000. Dividends will be paid on the shares of restricted stock.

(7) Mr. Michael resigned as a director and Executive Vice President on September 30, 1997.

       The table below sets forth the grant of stock options and SARs during the fiscal year ended September 30, 1997 to each of the Named Executive Officers. See "Compensation Committee Report" for additional information regarding this grant.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                           FOR OPTION TERM

                            NUMBER OF     % OF TOTAL
                           SECURITIES    OPTIONS/SARS
                           UNDERLYING     GRANTED TO     EXERCISE OR
                          OPTIONS/SARS   EMPLOYEES IN    BASE PRICE     EXPIRATION
          NAME             GRANTED (#)    FISCAL YEAR      $/SHARE         DATE           5%($)          10%($)
          ----             -----------    -----------      -------         ----           -----          ------

Nicolas J. St. George         0(1)             0%            --             --             --              --


A. Steven Michael             0(1)             0%            --             --             --              --


C. Michael Kilbourne          0(1)             0%            --             --             --              --


William G. Edwards            0(1)             0%            --             --             --              --


J. Michael Stidham       15,000(1)           4.5%         $20.375     04/28/2007        $192,544        $485,944

-------------------

(1) This option will fully vest in 1999 if the Company achieves a 15% return on equity in the three-year period ending September 30, 1999. If return on equity is below 15%, all or a portion of such option, depending on the actual return on equity, will not vest until 2006.

       The table below sets forth, on an aggregated basis, all exercises of stock options or SARs during the fiscal year ended September 30, 1997 by each of the Named Executive Officers and the 1997 fiscal year-end value of unexercised options and SARs:

                   AGGREGATED OPTION/SAR EXERCISES IN THE 1997
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                                                            NUMBER OF          UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                          OPTIONS/SARS         OPTIONS/SARS
                                                                           AT FY-END            AT FY-END
                                SHARES
                              ACQUIRED ON          VALUE                  EXERCISABLE/         EXERCISABLE/
NAME                           EXERCISE           REALIZED              UNEXERCISABLE (#)    UNEXERCISABLE ($)
Nicholas J. St. George          162,572         $2,733,172            99,720/273,880       1,723,224/4,205,096

A. Steven Michael               201,843         $4,048,988                 0/124,000               0/1,402,800

C. Michael Kilbourne                 0                   0            111,134/62,908       2,568,494/659,140

William G. Edwards                   0                   0              5,560/44,440          57,157/446,043

J. Michael Stidham                   0                   0             71,750/55,000       1,623,043/514,925

       The table below sets forth certain information regarding an award to William G. Edwards, the only Named Executed Officer to receive an award under the Company's Executive Incentive Compensation Plan (the "Award") during the fiscal year ended September 30, 1997. The Award will be paid 50% in cash and 50% in restricted shares of Common Stock. Mr. Edwards was assigned a percentage participation, set forth in the table below, in an incentive compensation pool

(the "Pool"). The amount of the Pool, to be determined following the fiscal year ending September 30, 1998, will be equal to 10% of the amount by which the Company's net income exceeds a 10% return on equity for the two fiscal years ending September 30, 1998. There is no target minimum or maximum amount to be paid. See "Compensation Committee Report" for additional information regarding the Award.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                             PERFORMANCE OR OTHER PERIOD
     NAME                    UNTIL MATURATION OR PAYOUT      % PARTICIPATION
     William G. Edwards          September 30, 1998                  5%

COMPENSATION OF DIRECTORS

       The directors of the Company who are not employees are paid an annual fee of $34,000 plus $1,000 for each Board meeting attended, $1,500 for each Committee meeting attended and not held on the same day as a Board meeting and $500 for each Board meeting participated in by conference telephone. Committee chairmen receive an additional $1,000 each quarter. Non-employee directors also have received stock options under the Company's 1990 Director Stock Option Plan under which each non-employee director was granted an option to purchase 15,000 shares of the Common Stock on each of July 30, 1992 and 1994 (as adjusted for stock splits) and an option to purchase 6,428 shares of Common Stock on July 30, 1996 at an option price equal to the fair market value of the Common Stock on such dates. See "Approval of 1997 Director Stock Option Plan" for information regarding options that will be granted to non-employee directors in the event the 1997 Director Stock Option Plan is approved by the shareholders at the 1998 Substitute Annual Meeting of Shareholders.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

       The Company has entered into employment agreements with Messrs. St. George and Kilbourne. The agreements provide that in the event of a change of control of the Company, as defined in the agreements, before or on January 30, 2001, these executives will remain in the employ of the Company for two years after such change of control. If the employment of an executive is terminated within two years after such change of control for reason other than death, disability or cause, as defined in the agreements, or if an executive resigns during such time for good reason, as defined in the agreements, the executive is entitled to a lump sum payment equal to two times his annual compensation. The agreements are intended to provide key executives a greater sense of security, assure their objectivity in analyzing any potential change in control and preserve continuity of management in the event of a change in control.

       The Company has entered into an Executive Disability Benefit Agreement with Mr. St. George. Under the disability agreement, the Company will pay to Mr. St. George his then current base salary for the first 180 days he is totally disabled. After such time, he will be paid $23,942 per month in the event he is determined to be totally disabled, subject to increase to reflect cost of living adjustments, so long as he is totally disabled and under the age of 60. In no event, however, will the Company be obligated under the disability agreement to pay more than twice the amount of the payments the Company will receive pursuant to disability income policies purchased by the Company to insure Mr. St. George.

       The Company has entered into Executive Retirement Benefit Employment Agreements with Messrs. St. George, Kilbourne and Stidham. Pursuant to the retirement agreements, these executives will receive monthly retirement benefit payments for a period of fifteen years. The amount of such retirement payments will vary according to the reason for the termination of the executive's employment and the age of the executive at the time of termination. Mr. St. George is entitled to payments if he retires after reaching age 55 and Messrs. Kilbourne and Stidham after reaching age 60. The annual retirement benefit payable upon retirement at age 65 to each of the Named Executive Officers is as follows: $403,212 for Mr. St. George, $150,399 for Mr. Kilbourne and $158,351 for Mr. Stidham. The benefit amount decreases for each year the executive retires before age 65. Retirement benefits will be paid to an executive if he leaves the Company before the minimum retirement age as a result of a termination without cause or a voluntary termination with the approval of the Board of Directors or if an executive is terminated without his consent and without cause after a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities and Exchange Act of 1934 (the Exchange
Act) requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial shareholders were complied with except that Mr. Phillips failed to file three Forms 4 on a timely basis reporting an aggregate of four transactions, Mr. Clarence W. Walker failed to file one Form 4 on a timely basis reporting an aggregate of two transactions, Mr. Schipke failed to file one Form 4 on a timely basis reporting one transaction and Mr. Weaver failed to file one Form 4 on a timely basis reporting one transaction.

APPROVAL OF 1997 DIRECTOR STOCK OPTION PLAN

       GENERAL. On November 19, 1997, the Board of Directors adopted the Company's 1997 Director Stock Option Plan (the "1997 Director Plan"), subject to approval by the shareholders at the 1998 Substitute Annual Meeting of Shareholders. The 1997 Director Plan is intended to provide Directors who are not employees of the Company with a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such Directors to remain with and to devote their best efforts to the Company. The Company has no other plan pursuant to which non-employee directors may currently be granted options or other incentive compensation.

       The Board of Directors has reserved 180,000 shares of Common Stock (approximately .004% of the shares of Common Stock outstanding at December 12, 1997) for issuance upon exercise of options granted under the 1997 Director Plan. This number, as well as the number of shares issuable upon exercise of an option, is subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. If an option granted under the 1997 Director Plan expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of options under the 1997 Director Plan as if such option had not been granted. The 1997 Director Plan will be administered by the Board of Directors.

       The only persons eligible to receive options under the 1997 Director Plan are directors of the Company who are not regular employees of the Company or its subsidiaries on the date of grant of the option. Under the 1997 Director Plan, each eligible director will automatically be granted an option to purchase 6,000 shares of Common Stock on July 30, 1998, July 30, 2000 and July 30, 2002, each subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. If there are not sufficient remaining shares reserved for any of such grants, the eligible directors will receive an option for a pro rata number of the remaining shares reserved for grant. There currently are seven Directors eligible to participate under the 1997 Director Plan.

       The exercise price of options granted under the 1997 Director Plan will be equal to the fair market value of the Common Stock on the applicable date of grant. The market value of a share of Common Stock of the Company on December 12, 1997 was $30.3125.

       An option granted under the 1997 Director Plan is not exercisable for six months from the date of grant, and the term of an option cannot exceed ten years. Upon the exercise of an option or portion thereof, the exercise price must be paid in full in cash or in whole or in part in shares of the Company's Common Stock, valued at their fair market value on the date of exercise. An optionee's rights under all outstanding options will terminate three months after termination of the optionee as a Director, unless such termination is due to the optionee's death or disability, in which case the options will be exercisable for a limited period of time thereafter. Transferability of options granted under the 1997 Director Plan will be subject to such limitations as determined by the Board of Directors at the time of grant.

       The Board of Directors or the shareholders of the Company may terminate, suspend or amend the 1997 Director Plan at any time, except no amendment may be made by the Board of Directors without the approval of the shareholders if such amendment would increase the number of shares of Common Stock authorized for issuance pursuant to the 1997 Director Plan, change the class of individuals eligible to receive options, decrease the minimum option price or withdraw the administration of the Director Plan from the Board of Directors or a committee of directors, none of whom is eligible to be allotted stock or to receive options under the 1997 Director Plan.

       If the 1997 Director Plan is approved, the Company intends to register the shares issuable pursuant to the 1997 Director Plan under the Securities Act of 1933.

       FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the optionee will realize no taxable income when the option is granted. Upon the exercise of an option granted under the 1997 Director Plan, the amount by which the fair market value of the shares purchased pursuant to such exercise exceeds the option price will be treated as compensation income received by the optionee and the Company will receive an income tax deduction in the same amount. Upon the subsequent disposition of shares received upon the exercise of an option, generally any amount realized in excess of the optionee's basis (usually the fair market value at the time the amount of compensation income was determined) will be taxed as a capital gain and any amount realized which is less than the optionee's basis will be treated as a capital loss.

       APPROVAL OF 1997 DIRECTOR PLAN. The 1997 Director Plan will become effective upon approval by the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the 1998 Substitute Annual Meeting of Shareholders. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted in determining the number of shares represented and entitled to vote at the Substitute Annual Meeting of Shareholders for purposes of approval of the 1997 Director Plan. The Board of Directors recommends a vote FOR approval of the 1997 Director Plan and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has selected Price Waterhouse LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1998. This selection is being presented to the shareholders for their ratification at the Annual Meeting.

       The firm of Price Waterhouse LLP has examined the financial statements of the Company since 1977. Representatives of Price Waterhouse LLP are expected to be present at the Substitute Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR ratification of the selection of Price Waterhouse LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1998, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

SHAREHOLDER PROPOSALS

       Any proposal that a shareholder intends to present for action at the 1999 Annual Meeting of Shareholders, currently scheduled for February 3, 1999, must be received by the Company no later than September 7, 1998 in order for the proposal to be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders. The proposal should be sent to Secretary, Oakwood Homes Corporation, Box 27081, Greensboro, North Carolina 27425-7081.

*******************************************************************************
                                   APPENDIX

                            OAKWOOD HOMES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
   FOR SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 11, 1998

       The undersigned hereby appoints NICHOLAS J. ST. GEORGE and C. MICHAEL KILBOURNE, and each or either of them proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.50 par value Common Stock of the undersigned in Oakwood Homes Corporation at the Substitute Annual Meeting of Shareholders to be held February 11, 1998, and at any adjournment thereof.

       This proxy will be voted FOR the election of all nominees as directors and FOR items 2 and 3 unless otherwise specified. The Board of Directors recommends voting for on each item.

1.     ELECTION OF DIRECTORS:  Nominees are Clarence W. Walker, Dennis I. Meyer,
       C. Michael Kilbourne and Lanty L. Smith.


       [ ] FOR all listed nominees (except do not vote for the             [ ] WITHHOLD AUTHORITY to vote for the listed
           nominee(s) whose name(s) I have written below)                      nominees

--------------------------------------------------------------------------------

2.     APPROVAL OF 1997 DIRECTOR STOCK OPTION PLAN

       [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

3. RATIFICATION OF SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

       [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

                   (Continued and to be signed on the reverse)

       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       Receipt of the Notice of Substitute Annual Meeting and accompanying Proxy Statement is hereby acknowledged. This proxy will be voted as specified herein, and, unless otherwise directed, will be voted FOR the election of all nominees and FOR items 2 and 3.

       Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.


                             Dated:                                      , 1998.

                             ---------------------------------------------------


                             ---------------------------------------------------

                             (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If a joint account, each joint owner should sign personally.)

                           OAKWOOD HOMES CORPORATION

                        1997 DIRECTOR STOCK OPTION PLAN


1. Purpose. This Plan is intended to provide directors who are not employees of the Company a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such directors to remain with and to devote their best efforts to the Company.

         2. Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (c) "Common Stock" means the Common Stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Paragraph 8 below.

         (d) "Company" means Oakwood Homes Corporation, a North Carolina corporation.

         (e) "Director" means a member of the Company's Board of Directors who is not a regular employee of the Company or its subsidiaries.

         (f) "Disability" means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 72(m)(7) of the Internal Revenue Code of 1986, as amended.

         (g) "Fair Market Value" with respect to a share of the Common Stock at a particular time shall be that value as determined by the Board of Directors which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange or the NASDAQ National Market System on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, or (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the NASDAQ National Market System, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the NASDAQ National Market System, the fair market value determined by the Board of Directors in such manner as the Board may deem reasonable.

         (h) "Stock Option Agreement" means the written agreement between a Director and the Company evidencing the grant of an option under the Plan and setting forth the terms and conditions thereof.

         3. Administration. The Plan shall be administered by the Board of Directors. The Board shall have all of the powers necessary to enable it to carry out its duties properly under the Plan, including but not limited to the power and duty to construe and interpret the Plan and to determine all questions that shall arise under the Plan, which interpretations and determinations shall be conclusive and binding upon all persons. Subject to the express provisions of the Plan, the Board may establish from time to time such regulations, provisions and procedures which in its opinion may be advisable in the administration of the Plan.

         4. Eligibility; Option Grants. All Directors shall automatically be granted options to purchase 6,000 shares (subject to adjustment or substitution pursuant to Paragraph 8 hereof from the date hereof, irrespective of whether such option has been granted) of the Common Stock on each of the following grant dates:

                           July 30, 1998
                           July 30, 2000
                           July 30, 2002

; provided, however, that such automatic grants shall be made pro rata to all Directors if on the date of a grant there shall not be a number of shares sufficient to make all such grants.

         5. Shares Available for Option. The Board of Directors shall reserve for the purposes of the Plan, out of the authorized but unissued Common Stock or out of shares of Common Stock held in the Company's treasury, or partly out of each, as shall be determined by the Board of Directors, a total of 180,000 shares of Common Stock of the Company (subject to adjustment or substitution pursuant to Paragraph 8 hereof). In the event that an option granted under the Plan to any Director expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of options under the Plan.

         6. Option Price. The option price shall be the Fair Market Value of the Common Stock on the date such option is granted.

         7. Exercise of Options.

         (a) Each option granted under the Plan by its terms shall require the Director granted such option to remain available to serve as a Director of the Company for six months from the date of the grant of such option before the right to exercise any part of such option will accrue. A Director may thereafter exercise any or all of such option until the expiration or termination of the option; provided, that not less than 100 shares may be purchased at any one time unless the number of shares purchased is the total number at such time purchasable under the option. Subject to earlier termination as provided herein, all options granted under this Plan shall expire ten years from the date of grant thereof.

         (b) If an optionee shall cease to be a Director of the Company otherwise than by such optionee's death or Disability, then, subject to Subparagraph 7(a) hereof, the option shall be exercisable at any time prior to the earlier of (i) the expiration date of such option or (ii) that date which is three months from the date such optionee ceases to be a Director, such three month period to include the date on which such termination occurs. If an optionee ceases to be a Director of the Company as a result of such optionee's death or Disability, then, subject to Subparagraph 7(a) hereof, the option shall be exercisable at any time prior to the earlier of (i) the expiration date of such option or (ii) that date which is one year from the date such optionee ceases to be a Director. In the event of the death of an optionee, then, subject to Subparagraph 7(a) hereof, such optionee's option shall be exercisable to the extent herein otherwise provided by the executor or personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest under the optionee's will or by inheritance.

         (c) Except as otherwise provided in a Stock Option Agreement, the form of which has been approved by the Board of Directors, each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or, if the optionee dies intestate, by the laws of descent and distribution of the state of the optionee's domicile at the time of the optionee's death, and such option shall be exercisable during such optionee's lifetime only by such optionee.

         (d) Each option shall be confirmed by a Stock Option Agreement executed by the Company and by the person to whom such option is granted.

         (e) The option price for each share of Common Stock purchased pursuant to the exercise of each option shall, at the time of the exercise of the option, be paid in full (i) in cash or (ii) in whole or in part in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise. Any shares of Common Stock accepted in payment of any part of the option price shall not increase the number of shares of Common Stock otherwise available for issuance under the Plan.

         (f) To the extent that an option is not exercised within the period of time prescribed therefor as set forth in the Plan, and the Stock Option Agreement confirming such option, the option shall lapse and all rights of the optionee thereunder shall terminate.

         8. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Paragraph 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. In the case of any such substitution or adjustment as provided for in this Paragraph 8, the option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Paragraph 8. No adjustment or substitution provided for in this Paragraph 8 shall require the Company in any Stock Option Agreement to issue a fractional share and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

         9. Amendment of Plan. The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided that, except as and to the extent authorized and permitted by Paragraph 8 above, no amendment shall be made which shall (i) increase the total number of shares which may be issued and sold pursuant to options granted under the Plan, (ii) decrease the minimum option price, (iii) change the class of individuals eligible to receive options, or (iv) withdraw the administration of the Plan from the Board of Directors or a committee of the Board of Directors, none of whom is eligible to be allotted stock or to receive options under the Plan, unless such amendment is made by or with the approval of the holders of a majority of the then outstanding Common Stock of the Company, by written consent or by vote in person or by proxy at a duly held meeting of said shareholders.

         10. Compliance with Law and Other Conditions. No shares shall be issued pursuant to the exercise of any option granted under the Plan prior to compliance by the Company, to the satisfaction of its counsel, with any applicable laws.

         11. Effective Date-and Duration of Plan. The effective date of the Plan shall be the date of its adoption by the Board of Directors, which adoption shall be subject to the approval of the Plan, either by written consent or by vote, by the holders of a majority of the outstanding shares of Common Stock of the Company present or represented by proxy at the next duly held meeting of the shareholders. No options shall be exercisable until the Plan has been so approved by the shareholders, and all options granted under the Plan shall be void if shareholder approval is not so obtained.

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